Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Raymond T. Betler
Raymond T. Betler President, Chief Executive Officer and Director
Date: February 20, 2015
By:	/s/ Patrick D. Dugan
Patrick D. Dugan, Senior Vice President Finance and Chief Financial Officer
Date: February 20, 2015